Exhibit 99.1

Akoustis Successfully Completes Sale of Assets to SpaceX

Tune Holdings, A Wholly Owned Subsidiary of SpaceX, Acquires Substantially All of Akoustis’s Assets in Court-Approved Transaction

CHARLOTTE, N.C.--(BUSINESS WIRE)-- Akoustis Technologies, Inc. (together with its wholly-owned subsidiaries Akoustis, Inc. and RFM Integrated Device Inc., “Akoustis” or the “Company”), an integrated device manufacturer (IDM) of patented bulk acoustic wave (BAW) high-band RF filters for mobile and other wireless applications, today announced that the Company has successfully completed the sale of substantially all of its assets to Tune Holdings Corp. (“Tune Holdings”), a wholly owned subsidiary of Space Exploration Technologies Corp. (“SpaceX”), in a going-concern transaction pursuant to Section 363 of the U.S. Bankruptcy Code (the “Transaction”).

Through the Transaction and in compliance with the sale order entered by the U.S. Bankruptcy Court for the District of Delaware (the “Court”), Tune Holdings has acquired substantially all of Akoustis’s assets, with the exception of those owned by debtor Grinding and Dicing Services, Inc. (“GDSI”), for approximately $30.2 million in cash and the assumption of certain liabilities.

“We are pleased to close this strategic transaction, which will maximize value for our creditors and preserve the vast majority of our employees’ jobs,” said Mark Podgainy, Finance Transformation Officer of Akoustis. “We are grateful to our loyal customers, suppliers and employees who have stood with us through this process.”

Following completion of the Court-approved auction process on April 25, 2025, the Company selected Tune Holdings as the winning bidder for substantially all of its assets, except those owned by GDSI. As part of the Transaction, Tune Holdings will continue Akoustis’s operations and team infrastructure, ensuring ongoing support for customers worldwide. Going forward, Tune Holdings will deliver next-generation BAW high-band RF filters to customers around the world.

Additional information is available at https://cases.stretto.com/Akoustis. Stakeholders with questions may call the Company’s claims agent Stretto, toll-free at 855.316.4019 or 714.881.5615 if calling from outside the U.S. or Canada, or contact Stretto by email at TeamAkoustis@stretto.com.

Advisors

K&L Gates LLP is serving as legal counsel, Landis Rath & Cobb LLP is serving as Delaware counsel, Raymond James & Associates, Inc. is serving as investment banker, Getzler Henrich & Associates LLC is serving as financial advisor, and C Street Advisory Group is serving as strategic communications advisor to Akoustis.

Gibson, Dunn & Crutcher LLP is serving as legal counsel to Tune Holdings and SpaceX.

Cautionary Statements Regarding Trading in the Company’s Securities

Holders of the Company’s common stock are cautioned that trading in the Company’s common stock during the pendency of the bankruptcy cases is highly speculative and poses substantial risks. Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders thereof in the bankruptcy cases. The Company currently does not expect that holders of the Company’s common stock will receive any payment or other distribution in the bankruptcy cases given the expected proceeds of the sale of its assets and the amount of the liabilities owed to creditors. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.

Cautionary Note Regarding Forward-Looking Statements

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, each as amended, that are intended to be covered by the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements about the closing of the Transaction and statements regarding the strategy and future operations of Tune Holdings’ business among others. Forward-looking statements include all statements that are not historical facts and typically are identified by use of terms such as: “may,” “might,” “would,” “will,” “should,” “could,” “project,” “expect,” “plan,” “strategy,” “anticipate,” “attempt,” “develop,” “help,” “believe,” “think,” “estimate,” “predict,” “intend,” “forecast,” “seek,” “potential,” “possible,” “continue,” “future,” and similar words (including the negative of any of the foregoing), although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although the Company believes that it has a reasonable basis for each forward-looking statement contained in this Press Release, the Company cautions you that these statements are based on a combination of facts and factors currently known by it and its projections of the future, about which it cannot be certain. Forward-looking statements are neither historical facts nor assurances of future results, performance, events or circumstances. Instead, these forward-looking statements are based on management’s current beliefs, expectations and assumptions, and are subject to risks and uncertainties. These risks and uncertainties include any adverse outcomes of any motions or appeals against the Company, and other risks and uncertainties, including those more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024 and subsequent Quarterly Reports on Form 10-Q, and other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Media

C Street Advisory Group

Akoustis@thecstreet.com